Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 24, 2021 relating to the financial statements of Piedmont Lithium Inc., appearing in the Annual Report on Form 10-K of Piedmont Lithium Inc. for the year ended June 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
September 24, 2021